PART I

Introductory Note

References to "Applebee's," "we," "us," and "our" in this document are references to Applebee's International, Inc. and its subsidiaries and any predecessor companies of Applebee's International, Inc.

We have revised the presentation in this Annual Report on Form 10-K to present 19 closed restaurants as discontinued operations. The information contained herein updates and supersedes the original filing of the Annual Report on Form 10-K for the fiscal year ended December 31, 2006.

Item 1. Business

General

We develop, franchise and operate restaurants in the bar and grill segment of the casual dining industry under the name "Applebee's Neighborhood Grill & Bar(R)." With over 1,900 system-wide restaurants as of December 31, 2006, Applebee's Neighborhood Grill & Bar is the largest casual dining concept in the world, in terms of number of restaurants and market share(1). Applebee's International, Inc. maintains an Internet website address at www.applebees.com. We make available free of charge through our website our annual report on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K, and all amendments to those reports as soon as they are reasonably available after these materials are electronically filed with or furnished to the Securities and Exchange Commission ("SEC").

We opened our first restaurant in 1986. We initially developed and operated six restaurants as a franchisee of the Applebee's Neighborhood Grill & Bar Division, an indirect subsidiary of W.R. Grace & Co. In March 1988, we acquired substantially all the assets of our franchisor. When we acquired the Applebee's Division, it operated 13 restaurants and had 10 franchisees, including us, operating 41 franchise restaurants.

As of December 31, 2006, there were 1,930 Applebee's restaurants. Franchisees operated 1,409 of these restaurants and 521 restaurants were company-owned. The restaurants were located in 49 states, 16 countries outside of the United States and one U.S. territory. During 2006, 143 new restaurants were opened, including 108 franchise restaurants and 35 company restaurants.

We continue to expect that the Applebee's system will ultimately encompass at least 3,000 restaurants in the United States as well as the potential for at least 1,000 restaurants internationally.

Our current operating strategy is to focus on increasing comparable sales and average unit volumes in existing restaurants by improving the fundamentals of the Applebee's concept and placing less emphasis on new restaurant development for company-owned markets than in the past. As part of this strategy, we are concentrating on leveraging our value position and broadening our appeal to guests through an improved menu and consumer messaging.

Fiscal 2006 contained 53 weeks. Fiscal 2005 and 2004 each contained 52 weeks. The following table sets forth certain unaudited financial information and other restaurant data relating to company and franchise restaurants, as reported to us by franchisees:

-----------
(1) Source: Nation's Restaurant News, "Special Report: Top 100," June 26, 2006.

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

                                                                              Fiscal Year Ended
                                                           ------------------------------------------------------
                                                              December 31,      December 25,       December 26,
                                                                 2006              2005               2004
                                                           -----------------  ----------------  -----------------
   Number of restaurants:
        Company:
            Beginning of year............................            486               424                383
            Restaurant openings..........................             35                52                 32
            Restaurant closings..........................             (4)               (1)                (1)
            Restaurants acquired from franchisees........              4                11                 10
                                                           -----------------  ----------------  -----------------
            End of year..................................            521               486                424
                                                           -----------------  ----------------  -----------------
        Franchise:
            Beginning of year............................          1,318             1,247              1,202
            Restaurant openings..........................            108                92                 77
            Restaurant closings..........................            (13)              (10)               (22)
            Restaurants acquired by franchisor...........             (4)              (11)               (10)
                                                           -----------------  ----------------  -----------------
            End of year..................................          1,409             1,318              1,247
                                                           -----------------  ----------------  -----------------
        Total:
            Beginning of year............................          1,804             1,671              1,585
            Restaurant openings..........................            143               144                109
            Restaurant closings..........................            (17)              (11)               (23)
                                                           -----------------  ----------------  -----------------
            End of year..................................          1,930             1,804              1,671
                                                           =================  ================  =================

   Weighted average weekly sales per restaurant:
            Company(1):.................................    $     44,637       $    45,552       $     46,536
            Domestic franchise..........................    $     49,521       $    49,564       $     48,143
            Domestic total..............................    $     48,134       $    48,462       $     47,737
   Change in comparable restaurant sales:(2)
            Company(1)..................................            (1.0)%            (0.9)%              3.8%
            Domestic franchise..........................            (0.5)%             2.6 %              5.0%
            Domestic total..............................            (0.6)%             1.7 %              4.7%
   Total operating revenues (in thousands):
            Company restaurant sales(3).................    $  1,168,703       $ 1,056,905       $    957,096
            Franchise royalties and fees(4).............         139,855           128,813            121,221
            Other franchise income(5)...................           1,808             5,196             13,615
                                                           -----------------  ----------------  -----------------
            Total.......................................    $  1,310,366       $ 1,190,914          1,091,932
                                                           =================  ================  =================

------------
(1)  Includes restaurants presented as discontinued operations.
(2) When computing comparable restaurant sales, restaurants open for at least 18 months are compared from period to period.
(3) Excludes restaurants presented as discontinued operations. Our 2006 fiscal year included 53 weeks while fiscal years 2005 and 2004 each included 52 weeks. The 53rd week in 2006 contributed $24,312, in thousands, to company restaurant sales.
(4) Franchise royalties are generally 4% of each franchise restaurant's reported monthly gross sales. Reported unaudited franchise sales, in thousands, were $3,498,967, $3,223,505 and $3,001,287 in 2006, 2005 and
     2004, respectively. The 53rd week in 2006 contributed approximately $73,500, in thousands, to reported franchise sales and approximately $2,900, in thousands, to franchise royalties. Franchise fees typically are $35,000 for each restaurant opened.
(5) Other franchise income includes insurance premiums from franchisee participation in our captive insurance program in 2005 and 2004 and revenue from information technology products and services provided to certain franchisees in all periods.

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


The Applebee's System

Concept. Each Applebee's restaurant is designed as an attractive, friendly, neighborhood establishment featuring moderately-priced food and beverage items, table service and a comfortable atmosphere. Our restaurants appeal to a wide range of customers including young adults, senior citizens and families with children.

Since 2002, we have offered our customers the convenience of carry-out service featuring our Carside To Go program. This program, offered at both company-owned and franchise restaurants, focuses on convenience by allowing the customer to place their order by telephone, park in designated spots at our restaurants and have servers deliver the order to their vehicle. During 2006, Carside To Go accounted for 9.7% of company-owned restaurant sales.

We have developed certain specifications for the design of our restaurants. Our restaurants are primarily located in free-standing buildings, end caps of strip shopping centers, and shopping center malls. Each of our restaurants generally has a bar and many restaurants offer patio seating. The decor, which frequently highlights local history and personalities, gives each restaurant a unique, neighborhood identity, which is an important aspect of the Applebee's brand. In addition, we generally require that each restaurant be remodeled every six to seven years to embody the design elements of the current prototype. We are continually evaluating our restaurant design to ensure that we keep our brand fresh and appealing to our guests.

Menu. Each restaurant offers a diverse menu of moderately-priced food and beverage items consisting of traditional favorites and signature dishes. The restaurants feature a broad selection of entrees, including beef, chicken, pork, seafood and pasta items prepared in a variety of cuisines, as well as appetizers, salads, sandwiches, specialty drinks and desserts. Substantially all restaurants offer beer, wine, liquor and premium specialty drinks. During 2006, alcoholic beverages accounted for 12.5% of company-owned restaurant sales.

In 2006, we began implementation of new initiatives to broaden the appeal of our brand. These initiatives included advertising that targets both the frequent casual dining guest and those seeking value, beverage and late-night programs, as well as the introduction of 20 new or improved menu items, including several which were developed in partnership with celebrity chef Tyler Florence.

During 2004, we entered into a five-year exclusive strategic alliance with Weight Watchers International, Inc. to offer Weight Watchers(R) branded menu alternatives to our guests. As part of our exclusive arrangement with Weight Watchers, we and our franchisees pay a percentage royalty on the total domestic sales of Weight Watchers menu items.

Restaurant Operations. We stipulate operating standards and specifications for our company-owned and franchise restaurants. These standards pertain to the quality, preparation and selection of menu items, maintenance and handling of food, maintenance and cleanliness of premises and service procedures.

Training. We have comprehensive training programs for restaurant associates and managers. Restaurant associates and managers complete a training and orientation process by certified training personnel upon hire. In addition, associates and managers receive ongoing training to further develop their job skills and knowledge.

Franchise and company restaurant managers also have access to the Lloyd Hill Applebee's Leadership Institute which offers learning and development opportunities. Programs and services include training, leadership assessments and life coaching.

Marketing. We have historically concentrated our advertising and marketing efforts primarily on food-specific promotions, Weight Watchers(R), Carside To Go and Applebee's branded messaging. Our marketing includes national, regional and local expenditures, utilizing primarily television, radio, direct mail and print

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

media, as well as alternative channels such as the Internet, product placement and the use of third-party retailers to market our gift cards. In 2006, approximately 4.1% of company restaurant sales was allocated for marketing purposes. This amount includes contributions to the national marketing pool, which develops and funds the specific national promotions, including Weight Watchers and Carside To Go. We focus the remainder of our marketing expenditures on local marketing in areas with company-owned restaurants.

Information Technology. We believe technology can assist us in achieving our operational goals. Our restaurant systems, including point-of-sale and food, kitchen and labor management systems, are tightly integrated with our above-store data warehousing and decision support platforms. This integration provides management with a timely, accurate and comprehensive view of our business performance.

Supply Chain. Maintaining high food quality, system-wide consistency and availability is the central focus of our supply chain program. We establish quality standards for products used in the restaurants, and we maintain a list of approved suppliers and distributors from which we and our franchisees must select. We periodically review the quality of the products served in our domestic restaurants in an effort to ensure compliance with these standards. We have negotiated purchasing agreements with most of our approved suppliers which result in volume discounts for us and our franchisees. Due to cultural and regulatory differences, we may have different requirements for restaurants opened outside of the United States.

Food Safety and Quality Assurance. We are committed to providing our customers with products that meet or exceed regulatory and industry standards for food safety as well as our high quality standards. Our quality assurance department establishes and monitors our food safety programs in domestic restaurants, including restaurant, supplier and distributor audits, food safety and sanitation monitoring, and product testing.

Company Restaurants

Company Restaurant Openings. Our strategy is to cluster restaurants in targeted markets to increase consumer awareness and convenience and enabling us to take advantage of operational, distribution and advertising efficiencies. Our development experience indicates that when we open multiple restaurants within a particular market, our market share increases.

We believe our effectiveness as a franchisor is enhanced by owning company restaurants. Operating company restaurants allows us to develop, implement and optimize restaurant initiatives and standards before introducing them to the entire system. We continually evaluate the mix of company restaurants to franchise restaurants and when it is consistent with our long-term strategies, we will re-franchise or acquire restaurants.

We opened 35 new company restaurants in 2006. The following table shows the areas where our company restaurants were located as of December 31, 2006:

                                                Area
               -----------------------------------------------------------------------
               New England (includes Maine, Massachusetts, New Hampshire,
                 New York, Rhode Island and Vermont)..................................            77
               Minneapolis/St. Paul, Minnesota........................................            67
               Detroit/Southern Michigan..............................................            67
               Texas  ................................................................            60
               Virginia...............................................................            59
               St. Louis, Missouri/Illinois...........................................            58
               Kansas City, Missouri/Kansas...........................................            34
               Washington, D.C. (Maryland, Virginia)..................................            31
               San Diego/Southern California..........................................            24
               Las Vegas/Reno, Nevada.................................................            16
               Central Missouri/Kansas/Arkansas.......................................            12
               Albuquerque, New Mexico................................................             8
               Memphis, Tennessee.....................................................             8
                                                                                        -----------------
                                                                                                 521
                                                                                        =================

Restaurant Operations. The staff for a typical restaurant consists of one general manager, one kitchen manager, two or three managers and approximately 60 hourly associates. Generally, managers of company-owned restaurants receive a salary and may receive a performance bonus based on financial performance, guest satisfaction and associate retention measures. As of December 31, 2006, we employed three Regional Vice Presidents of Operations, 15 Directors of Operations and 85 Area Directors. The Area Directors' duties include regular restaurant visits and inspections which ensure the ongoing maintenance of our standards of quality, service, cleanliness, value and courtesy. We also have corporate personnel that support operations with functions such as accounting, human resources, information technology, marketing and training.

The Applebee's Franchise System

Franchise Territory and Restaurant Openings. We currently have 75 franchise groups, including 31 international franchisees. We have generally selected franchisees that are experienced multi-unit restaurant operators who have operated other restaurant concepts. Our franchisees operate Applebee's restaurants in 43 states, 16 countries outside of the United States and one U.S. territory. We have assigned development rights to the vast majority of domestic territories in all states except Hawaii or have designated them for company development.

As of December 31, 2006, there were 1,409 franchise restaurants. Franchisees opened 77 restaurants in 2004, 92 restaurants in 2005, and 108 restaurants in 2006.

Development of Restaurants. We make available to franchisees the design specifications for a typical restaurant, and we retain the right to prohibit or modify the use of any set of plans. Each franchisee is responsible for selecting the site for each restaurant within their territory. We may assist franchisees in selecting appropriate sites, and any selection made by a franchisee is subject to our approval. We also conduct a physical inspection, review any proposed lease or purchase agreement and make available demographic and other studies.

Domestic Franchise Arrangements. Generally, franchise arrangements consist of a development agreement and separate franchise agreements. Development agreements grant the exclusive right to develop a number of restaurants in a designated geographical area. The term of a domestic development agreement is generally 20

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

years. The development agreements contain provisions which allow for the continued development of the Applebee's concept and support our long-term expectation of at least 3,000 restaurants in the United States.

The franchisee enters into a separate franchise agreement for the operation of each restaurant. Our standard franchise agreement has a term of 20 years and permits renewal for up to an additional 20 years upon payment of an additional franchise fee. For each restaurant developed, our standard franchise arrangement requires an initial franchisee fee of $35,000 and a royalty fee equal to 4% of the restaurant's monthly net sales. We have executed agreements with a majority of our franchisees for restaurants opened before January 1, 2000, which maintain the existing royalty rate of 4% and extend the initial term of the franchise agreements until 2020. The terms, royalties and advertising fees under a limited number of franchise agreements and the remaining franchise fees under older development agreements vary from the currently offered arrangements.

Marketing. We currently require domestic franchisees to contribute 2.75% of their gross sales to the national marketing pool and to spend at least 1% of their gross sales on local marketing and promotional activities. Under our current franchise agreements, we have the ability to increase the amount of the required combined contribution to the national marketing pool and the amount required to be spent on local marketing and promotional activities to a maximum of 5% of gross sales.

Training and Support. We provide ongoing advice and assistance to franchisees in connection with the operation and management of each restaurant through training sessions, meetings, seminars, on-premises visits and by written or other material. We also assist franchisees on request with business planning, restaurant development, technology and human resource efforts.

Operations Quality Control. We continuously monitor franchise restaurant operations, principally through our full-time Franchise Area Directors (30 as of December 31, 2006) and our Directors of Franchise Operations (five as of December 31, 2006). Company and third-party representatives make both scheduled and unannounced inspections of restaurants to ensure that only approved products are in use and that our prescribed operations practices and procedures are being followed. During 2006, these representatives made an average of two visits to each of our franchise restaurants during which they conducted an inspection and consultation in the restaurant. We have the right to terminate a franchise agreement if a franchisee does not operate and maintain a restaurant in accordance with our requirements.

Franchise Business Council. We maintain a Franchise Business Council which provides us with input about operations, marketing, product development and other aspects of restaurant operations for the purpose of improving the franchise system. As of December 31, 2006, the Franchise Business Council consisted of seven franchisee representatives and two members of our senior management team. One franchisee representative is a permanent member. Franchisees elect the franchisee representatives annually. The Franchise Business Council is also responsible for the appointment of members to advisory committees related to marketing, supply chain, information technology and food development.

Franchise Financing. Although financing is the sole responsibility of the franchisee, we make available to franchisees information about financial institutions interested in financing the costs of restaurant development for qualified franchisees. None of these financial institutions is our affiliate or agent, and we have no control over the terms or conditions of any financing arrangement offered by these financial institutions.

In 2004, we arranged for a third-party financing company to provide up to $250,000,000 to qualified franchisees for loans to fund development of new restaurants through October 2007, subject to our approval. We will provide a limited guarantee of 10% of certain loans advanced under this program. We will be released from our guarantee if certain operating results are met after the restaurant has been open for at least two years. As of December 31, 2006, there were loans outstanding to five franchisees for approximately $65,800,000 under this program.

International Development

International Franchise Arrangements. We continue to pursue franchising of the Applebee's concept as the primary method of international expansion. This strategy includes seeking qualified franchisees with the resources to open multiple restaurants in each territory and those familiar with the specific local business environment. We currently are focusing on international franchising primarily in Canada, Central and South America, the Mediterranean/Middle East and Mexico. We currently have 31 international franchisees. These franchisees operated 89 restaurants as of December 31, 2006. The success of further international expansion will depend on, among other things, local acceptance of the Applebee's concept and our ability to attract qualified franchisees and operating personnel. Our franchisees must comply with the regulatory requirements of the local jurisdictions.

We work closely with our international franchisees to develop and implement the Applebee's system outside the United States, recognizing commercial, cultural and dietary diversity. These local issues involve the need to be flexible and pragmatic on all elements of the system, including menu, restaurant design, restaurant operations, training, marketing, purchasing and financing.

Employees

As of December 31, 2006, we employed approximately 32,600 full and part-time associates. Of those, approximately 680 were corporate personnel, 2,120 were restaurant managers or managers in training and 29,800 were employed in non-management full and part-time restaurant positions. Of the 680 corporate associates, approximately 240 were in management positions and 440 were general office associates, including part-time associates.

We consider our associate relations to be good. Most associates, other than restaurant management and corporate personnel, are paid on an hourly basis. We strive to provide working conditions and wages that compare favorably with those of our competition. We have never experienced a work stoppage due to labor difficulty, and our associates are not covered by a collective bargaining agreement.

Service Marks

We own the rights to the "Applebee's Neighborhood Grill & Bar(R)" service mark and certain variations thereof and to other service marks used in our system in the United States and in various foreign countries. We are aware of names and marks similar to our service marks used by third parties in certain limited geographical areas. We intend to protect our service marks by appropriate legal action when necessary.


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